NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

Exhibit 99.01

FOR IMMEDIATE RELEASE

Arrhythmia Research Technology, Inc. Reports
Company Name and Ticker Symbol Changes

FITCHBURG, MA, March 9, 2017 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”) announced that effective on Friday, March 24,  2017 its corporate name will change to Micron Solutions, Inc.  Through its wholly-owned subsidiary, Micron Products, Inc., the Company provides manufacturing solutions and services through its diversified contract manufacturing organization which produces highly-engineered, innovative medical device components requiring precision machining and injection molding.

At the same time, the Company and its subsidiary, Micron Products, Inc. unveiled redesigned corporate web sites,  www.micronsolutionsinc.com and www.micronproducts.com.

“We are very pleased to introduce our new company name.  Our legacy name no longer fully described our company.  We believe the new name better represents our business and our commitment and focus on helping our customers develop manufacturing solutions to meet their goals.  Our integrated set of services allows us to be a true manufacturing ‘one-stop’ shop with capabilities to handle most customer needs in house” commented Salvatore Emma, Jr., President and CEO.

Mr. Emma added, “All of Micron Products’ solutions and services are backed by the same experienced team who bring the same unique approach to manufacturing solutions that our customers rely on.”

As part of the change, the Company’s common stock will trade on the NYSE MKT under the symbol “MICR”.  The change to the ticker symbol will be effective at the start of trading on Monday, March 27, 2017.

Stockholders of the Company are not required to exchange their stock certificates in connection with the name change.

About Micron Solutions, Inc.

Micron Solutions, Inc., formerly Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., provides manufacturing solutions and services through its diversified contract manufacturing organization which produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:

http://www.micronsolutionsinc.com, http://www.micronproducts.com

Arrhythmia Research Technology, Inc. Reports Company Name and Ticker Symbol Changes  –March 9, 2017

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Micron Solutions, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements;  the level of and ability to generate sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:

Derek Welch

Chief Financial Officer

978.345.5000

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